Exhibit 99.3

Datacentrex Announces Closing of $20.17 Million Public Offering

Salt Lake City, Utah, March 31, 2026 (GLOBE NEWSWIRE) -- Datacentrex, Inc. (Nasdaq: DTCX) (“Datacentrex” or the “Company”), a digital infrastructure and capital deployment company that owns and operates Scrypt compute assets and evaluates strategic transactions across asset-backed operating businesses, today announced the closing of its previously announced public offering (the “Offering”) of 4,510,000 shares of common stock and 5,757,000 pre-funded warrants at a public offering price of $2.00 per share (inclusive of the pre-funded warrant exercise price of $0.01), resulting in gross proceeds of $20.17 million, before deducting placement agent fees and other related expenses.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

Dominari Securities LLC acted as the exclusive placement agent for the Offering.

This Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-286951), including a base prospectus, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2025, as amended and declared effective by the SEC on May 30, 2025.

A preliminary prospectus supplement and accompanying shelf prospectus relating to the Offering and describing the terms of thereof was filed with the SEC on March 26, 2026 and forms a part of the effective registration statement, and is available on the SEC’s website located at http://www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the Offering was filed with the SEC on March 30, 2026 and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may be obtained, by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 Fifth Avenue, 23rd Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Datacentrex

Datacentrex is a digital infrastructure and capital deployment company that owns and operates Scrypt compute assets and evaluates strategic transactions across asset-backed operating businesses. Our current operating platform is centered on owned and operated Scrypt-based proof-of-work compute deployed through third-party colocation facilities. Datacentrex monetizes this compute primarily through hashrate marketplace mechanisms and manages a treasury of digital assets and cash in a manner intended to preserve capital and support opportunistic, accretive deployment.

For more information, please visit https://datacentrex.com/. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Offering. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements, including the intended use of proceeds from the Offering and other statements that are not purely statements of historical fact. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements. Other risks are contained in the Company’s filings with the SEC, including in the Company’s final prospectus supplement relating to the Offering, Annual Report on Form 10-K, as amended, and in subsequent reports on Forms 10-Q and 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations

ir@datacentrex.com

800-403-6150